Registration No. 333-_________


      As filed with the Securities and Exchange Commission on July 22, 2003


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                               ------------------

                             NEW WORLD BRANDS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                   02-0401674
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                   Identification No.)

      901 N.E. 125th Street, Suite 120
            North Miami, Florida                            33161
    (Address of principal executive offices)              (Zip Code)

                       2003 Consultant Services Agreement
                            (Full title of the plan)


                Allen Salzman                               Copy to:
           Chief Executive Officer
            New World Brands, Inc.
      901 N.E. 125th Street, Suite 120               Richard A. Friedman
           North Miami, FL 33161             Sichenzia Ross Friedman Ference LLP
              (305) 891-7389                        1065 Avenue of Americas
     (Name, address and telephone number,               New York, NY 10018
  including area code, of agent for service)             (212) 930-9700

                         CALCULATION OF REGISTRATION FEE
----------------------- ---------------- ------------------- ------------------- -----------------
                                          Proposed Maximum    Proposed Maximum
Title of Securities to     Amount to be   Offering Price Per  Aggregate Offering     Amount of
     be Registered         Registered         Share                Price          Registration Fee
----------------------- ---------------- ------------------- ------------------- -----------------
     Common Stock,
    $.01 par value          1,800,000          $.42 (1)           $756,000 (1)        $61.16
----------------------- ---------------- ------------------- ------------------- -----------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices reported in the consolidated reporting system (for exchange traded securities and last sale reported over-the- counter securities) as reported on OTCBB on July 18, 2003.

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by New World Brands, Inc. (the "Company") relating to 1,800,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable to Christopher Ghiorzi, Jeff Green, and James Penna for consulting services.



PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     In accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, we will provide to participants of the plan documents containing the information specified in Part I, Items 1 and 2. We will furnish without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to participants under Rule 428(b) of the Securities Act of 1933. Requests should be directed to New World Brands, Inc., 901 N.E. 125th Street, Suite 120, North Miami, FL 33161,
Attention: Chief Executive Officer. Our telephone number is (305) 891-7389.


     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.
            ---------------------------------------

     The following documents have been previously filed by New World Brands, Inc. (the "Company") with the Commission and are incorporated hereinby reference:

(a) The Company's Annual Report on Form 10-KSB, and all subsequent amendments filed thereto, for the fiscal year ended May 31, 2002, which includes audited financial statements as of and for the year ended May 31, 2002.

(b) The Company's Quarterly Report on Form 10-QSB, and all subsequent amendments filed thereto, for the quarter ending August 31, 2002.

(c) The Company's Quarterly Report on Form 10-QSB, and all subsequent amendments filed thereto, for the quarter ending November 30, 2002.

(d) The Company's Quarterly Report on Form 10-QSB, and all subsequent amendments filed thereto, for the quarter ending February 28, 2003.

(e) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since May 31, 2002.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.     Description of Securities.
            -------------------------

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.
            --------------------------------------

            Not applicable.

Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

     Delaware General Corporation Law (the "Act") including Sections 102(B)(7) permits, in general, a Delaware corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The Act permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. The Act provides that the indemnification and advancement of expense provisions contained in the Act shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

     The Company's By-Laws provide that the Company shall have the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to, directors, officers, and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of the Act, and to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Company to indemnify such persons shall include, but not be limited to, the authority of the Company to enter into written agreements for indemnification with such persons.

     The By-Laws also provide that, subject to the provisions of the Act, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for: (1) a breach of the director's duty of loyalty to the Company or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; s or 4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

Item 7.     Exemption from Registration Claimed.
            -----------------------------------

            Not Applicable.

Item 8.     Exhibits.
            --------

     The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

       Exhibit No.                  Exhibit
       ----------                   -------

         4.1      2003 Consultant Services Agreement with Christopher Ghiorizi

         4.2      2003 Consultant Services Agreement with Jeff Green

         4.3      2003 Consultant Services Agreement with James Penna

         5.1      Opinion of Sichenzia Ross Friedman Ference LLP

         23.1     Consent of Wiss & Company LLP

         23.2     Consent of Sichenzia Ross Friedman Ference LLP
                 (contained in Exhibit 5.1 hereto)

         24       Power of Attorney relating to subsequent amendments
                 (included on the signature page to this Registration Statement)

Item 9.     Undertakings.
            ------------

(a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Miami, and State of Florida, on this 18th day of June 2003.


                                     New World Brands, Inc.



                                     By: /s/ Allen Salzman
                                     ----------------------------------
                                     Allen Salzman
                                     Chief Executive Officer


                                POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Allen Salzman his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature                                       Title                           Date
---------                                     ---------                      ---------

/s/  Allen Salzman                     Chief Executive Officer and Director
------------------------------------
     ALLEN SALZMAN                     (Principal Executive Officer)         July 22, 2003


/s/ Harvey Bronstein                   President and Director                July 22, 2003
------------------------------------
    HARVEY BRONSTEIN


/s/ Marvin Ribotsky                    Vice President and
------------------------------------   Chairman of the Board                 July 22, 2003
    MARVIN RIBOTSKY


/s/ Wendy Blotner                      Chief Financial Officer               July 22, 2003
------------------------------------
    WENDY BLOTNER


/s/ Scott Rosenblum                    Director                              July 22, 2003
------------------------------------
    SCOTT ROSENBLUM




EXHIBIT INDEX


        New World Brands, Inc. 2003 Consultant Services Agreement


Exhibit No.                  Exhibit
----------                   -------

   4.4      2003 Consultant Services Agreement with Christopher Ghiorizi

   4.5      2003 Consultant Services Agreement with Jeff Green

   4.6      2003 Consultant Services Agreement with James Penna

   5.1      Opinion of Sichenzia Ross Friedman Ference LLP

  23.1      Consent of Wiss & Company LLP

  23.2      Consent of Sichenzia Ross Friedman Ference LLP
           (contained in Exhibit 5.1 hereto)

  24        Power of Attorney relating to subsequent amendments
           (included on the signature page to this Registration Statement)